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                                                                EXHIBIT 5.2

INTERNAL REVENUE SERVICE                        DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
P. O. BOX 1680
BROOKLYN, NY 11202


                                      Employer Identification Number:
Date: MARCH 12, 1997                         13-1678633
                                      File Folder Number:
GTE CORPORATION                              063002523
C/O KATHERINE WALLACE ESQ             Person to Contact:
C/O GTE CORPORATION                          WILLAIM DOLCE
ONE STAMFORD FORUM                    Contact Telephone Number:
STAMFORD, CT  06940                          (860) 258-2022
                                      Plan Name:
                                             GTE HOURLY SAVINGS PLAN

                                      Plan Number:  105


Dear Applicant:

          We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

          Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

          The enclosed document explains the significance of this favorable determination letter, points out some events that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

          This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

          This determination letter is applicable for the amendment(s) dated September 8, 1994.

          This determination letter is also applicable for the amendment(s) dated June 6, 1996.

          This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.

          This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

          This plan satisfies the nondiscriminatory current availability requirements of section 1.401(a)(4)-4(b) of the regulations with respect to those benefits, rights, and features that are currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefiting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.
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                                      -2-


          This plan also satisfies the requirements of section 1.401(a)(4)-4(b) of the regulations with respect to the specific benefits, rights, or features for which you have provided information.

          Except as otherwise specified this letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements Act, Pub. L. 103-465 and by the Small Business Job Protection Act of 1996 (SBJPA), Pub. L. 104-108, other than the requirements of Code section 401(a)(26).

          The information on the enclosed Publication 794 is an integral part of this determination. Please be sure to read and keep it with this letter.

          We have sent a copy of this letter to your representative as indicated in the power of attorney.

          If you have any questions concerning this matter, please contact the person whose name and telephone number are shown above.

                       Sincerely yours,

                       HERBERT J. HUFF
                       __________________
                       Herbert J. Huff
                       District Director


Enclosures:
Publication 794
Reporting & Disclosure Guide
 for Employee Benefit Plans
Addendum
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                                      -3-


GTE CORPORATION

          This determination letter is applicable for the plan adopted on June 3, 1993.

          This determination is subject to your adoption of the proposed amendments submitted in your letters dated July 24, 1996, November 4, 1996 and March 10, 1997.

          This determination letter does not apply to the merger, consolidation, or transfer of assets or liabilities of a plan described in the Code section 6058(a) to, or with, another plan, or to whether requirements of the Income Tax Regulations under Code section 414(l) have been met. This is only a determination as to the qualification of the plan.